Exhibit 15.3

CONSENT OF SEWARD & KISSEL LLP

Reference is made to the annual report on Form 20-F of Eneti Inc. (the “Company”) for the year ended December 31, 2020 (the “Annual Report”) and the registration statements on Form F-3 (Registration Statement Nos. 333-251301, 333-221441, and 333-222448) of the Company, including the prospectuses contained therein (together, the “Registration Statements”). We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statements and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section “Item 10. Additional Information—E. Taxation” and to the incorporation by reference of the same in the Registration Statements, in each case, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statements.

/s/ Seward & Kissel LLP
Seward & Kissel LLP
New York, New York
March 8, 2021